UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2018

NGL ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On March 6, 2018, NGL Energy Partners LP (the “Partnership”), NGL Energy Operating LLC, in its capacity as borrowers’ agent, and the other subsidiary borrowers party thereto entered into Amendment No. 4 (the “Credit Agreement Amendment”) to the Partnership’s Amended and Restated Credit Agreement (the “Credit Agreement”) with Deutsche Bank Trust Company Americas, as administrative agent, and the other financial institutions party thereto.

Within the Credit Agreement Amendment, the lenders consent to, subject to the consummation of the Initial Sawtooth Disposition, to release each Sawtooth Entity (i) as a Guarantor under its Guaranty, (ii) as a “Grantor” under the Security Document, (iii) as a direct or indirect “Subsidiary” of any Credit Party under any Loan Document and (iv) with respect to any other obligations under the Loan Documents.  In return, the Partnership agrees to use the Net Proceeds of each Sawtooth Disposition to pay down existing Indebtedness no later than five (5) Business Days after the consummation of such Sawtooth Disposition.

The Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the material terms of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Credit Agreement Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 4 to Amended and Restated Credit Agreement, dated as of March 6, 2018, among the Partnership, NGL Energy Operating LLC, the other subsidiary borrowers party thereto, Deutsche Bank Trust Company Americas, and the other financial institutions party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP
	By:	NGL Energy Holdings LLC,
its general partner
Date: March 7, 2018		By:	/s/ Robert W. Karlovich III
Robert W. Karlovich III
Chief Financial Officer